UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 31, 2025

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.01 regarding the EPIC 45% Transaction, as defined below, and in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2025, pursuant to that certain definitive Purchase and Sale Agreement (the “PSA”) entered into on August 30, 2025 by and among a wholly-owned subsidiary (the “Buyer”) of Plains All American Pipeline, L.P. (“PAA” or the “Registrant”), and subsidiaries of Diamondback Energy, Inc. and Kinetik Holdings Inc. (collectively, the “Sellers”), Buyer completed the purchase from Sellers of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owns and operates the EPIC Crude Oil Pipeline (the “EPIC Pipeline”), and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”), the general partner of EPIC Crude Holdings, for a purchase price of approximately $1.57 billion, inclusive of approximately $600 million of debt under the EPIC Term Loan (as defined below) (the “EPIC 55% Transaction”). The purchase price is subject to certain post-closing adjustments, and Buyer has also agreed to a potential earnout payment of approximately $193 million should an expansion of the EPIC Pipeline to a capacity of at least 900,000 barrels per day be formally sanctioned before the end of 2027. PAA has agreed to guaranty certain of the Buyer’s obligations under the PSA. The PSA contains customary representations, warranties, covenants and termination provisions, as well as mutual indemnification provisions for breaches of certain of the representations, warranties and covenants in the PSA, subject to certain limitations.

Effective November 1, 2025, in a separate transaction from the EPIC 55% Transaction, Buyer also completed the purchase of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP from a subsidiary of Ares Management LLC (the “Ares Seller”) pursuant to that certain definitive Equity Purchase Agreement (the “EPA”) among Buyer and the Ares Seller, for a purchase price of approximately $1.33 billion, inclusive of approximately $500 million of debt under the EPIC Term Loan (as defined below) (the “EPIC 45% Transaction,” and, together with the EPIC 55% Transaction, the “Transactions”). The purchase price is subject to certain post-closing adjustments, and Buyer has agreed to a potential earnout payment of up to approximately $157 million depending on the timing and amount of incremental expansion capacity up to 300,000 barrels per day in excess of 650,000 barrels per day that is sanctioned before the end of 2028. PAA has agreed to guaranty certain of the Buyer’s obligations under the EPA. The EPA contains customary representations, warranties and covenants , as well as mutual indemnification provisions for breaches of certain of the representations, warranties and covenants in the EPA, subject to certain limitations.

As a result of the Transactions, PAA now indirectly owns 100% of the equity interests in EPIC Crude Holdings and 100% of the membership interests in EPIC GP and will serve as operator of record of the EPIC Pipeline.

The EPIC Pipeline provides long-haul crude oil takeaway from the Permian and Eagle Ford basins to the Gulf Coast market at Corpus Christi. EPIC Crude Holdings’ assets include approximately 800 miles of long-haul pipelines (including the EPIC Pipeline), capacity of over 600,000 barrels per day with low-cost expansion capabilities, approximately 7 million barrels of operational storage, and over 200,000 barrels per day of export capacity.

The foregoing descriptions of the PSA and EPA do not purport to be complete and are qualified in their entirety by reference to the full text of the PSA and the EPA, respectively. Copies of the PSA and the EPA are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

As a result of the Transactions, PAA indirectly holds all equity interests in EPIC Crude Holdings and EPIC Crude Services, LP (the “Borrower”), which are parties to that certain Credit Agreement, dated as of October 15, 2024 (as amended, the “EPIC Credit Agreement”), by and among EPIC Crude Holdings, the Borrower, Goldman Sachs Bank USA, as administrative and collateral agent, and the lenders and letters of credit issuers party thereto from time to time.

The EPIC Credit Agreement provides for a $1.2 billion term loan (the “EPIC Term Loan”) and a $125.0 million revolving credit facility (the “EPIC Revolver”). As of November 1, 2025, there were approximately $1.1 billion of borrowings outstanding under the EPIC Term Loan and no borrowings outstanding under the EPIC Revolver. The EPIC Term Loan and the EPIC Revolver have scheduled maturity dates of October 15, 2031 and 2029, respectively, subject to certain extensions and other terms and conditions set forth in the EPIC Credit Agreement. PAA does not guarantee the obligations under the EPIC Credit Agreement. The obligations under the EPIC Credit Agreement are guaranteed by, and secured by substantially all assets of, EPIC Crude Holdings, the Borrower and their subsidiaries.

Borrowings under the EPIC Credit Agreement accrue interest based, at the Borrower’s election, on either the Alternate Base Rate or the Term SOFR, in each case, plus an applicable margin. In addition, the Borrower is required to pay each lender a commitment fee on the daily unfunded amount of such lenders’ revolving commitment, including any issued letters of credit, which accrues at a rate that ranges between 0.375% and 0.50%, depending on the Consolidated Net Leverage Ratio.

The EPIC Credit Agreement contains customary representations and warranties and events of default. Upon an event of default under the EPIC Credit Agreement, the lenders thereunder may declare amounts outstanding to be immediately due and payable in whole or in part and terminate the outstanding commitments. In addition, the EPIC Credit Agreement contains customary affirmative and negative covenants and restrictive provisions that may, among other things, limit the Borrower’s ability to incur indebtedness, create liens, make restricted payments, sell assets, or liquidate, dissolve, consolidate with, or merge into or with any other person.

The financial covenants in the EPIC Credit Agreement, tested on a quarterly basis, require the Borrower to maintain a Debt Service Coverage Ratio of greater than or equal to 1.10 to 1.00 and a Consolidated Superpriority Leverage Ratio of less than or equal to 1.00 to 1.00.

The foregoing description of the EPIC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the EPIC Credit Agreement. A copy of the EPIC Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Any defined terms used in this Item 2.03 but not defined herein shall have the definitions given to them in the EPIC Credit Agreement.

Item 7.01	Regulation FD Disclosure.

On November 5, 2025, the Registrant issued a press release announcing, among other things, the execution of the EPA and the closing of the Transactions. A copy of the press release dated November 5, 2025 is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To the extent required, we intend to file financial statements of the acquired business within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

To the extent required, we intend to file pro forma financial information relative to the acquired business within 71 calendar days after the date of filing of this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description
2.1*	Purchase and Sale Agreement dated August 30, 2025 by and among Altus Midstream Processing LP, Kinetik EC Holdco LLC, Rattler Midstream Operating LLC and Rattler OMOG LLC, as Sellers, and Plains BK Holdco LLC, as Buyer, and the other parties thereto (portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
2.2*	Equity Purchase Agreement dated November 3, 2025 by and among EPIC Crude Parent, L.P., as Seller, and Plains BK Holdco LLC, as Buyer, and the other parties thereto (portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K).
10.1**	Credit Agreement, dated as of October 15, 2024, by and among EPIC Crude Holdings, EPIC Crude Services, LP, as borrower, Goldman Sachs Bank USA, as administrative and collateral agent, and the lenders and letters of credit issuers party thereto from time to time, as amended.
99.1	Press Release dated November 5, 2025 (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed November 5, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain information has been omitted from this exhibit as such omitted information is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

**Certain schedules and exhibits to this agreement have been omitted. A copy of any omitted schedule and/or exhibit will be furnished to the U.S. Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2025	PLAINS ALL AMERICAN PIPELINE, L.P.

	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President and General Counsel

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